AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT TO SHARE EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 8th day of February, 2007, by and between nCOAT, Inc. (formerly known as TYLERSTONE VENTURES CORPORATION), a Delaware corporation (hereinafter referred to as “nCoat, Inc”), with offices at 7237 Pace Drive, Whitsett, NC 27377; nCOAT AUTOMOTIVE GROUP, INC. (formerly known as nCoat, Inc.), a Delaware corporation (hereinafter referred to as "nCoat Auto"), with offices at 7237 Pace Drive, Whitsett, NC 27377 and amends the original Share Exchange Agreement (the “Agreement”) to reflect the name changes undertaken by both parties to effect the steps of merging the two entities. The Agreement shall be read and interpreted such that the parties known by their former names in the Agreement shall be those set forth above. Upon closing the transaction of the parties, the surviving Company shall bear the name of nCoat, Inc.

Dated the day and date first above written.

nCOAT, INC.

By: /s/
Name: Paul S. Clayson
Title: CEO

nCOAT AUTOMOTIVE GROUP, INC.

By: /s/
Name: Paul S Clayson
Title: CEO
.